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                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the use of our reports (1) dated January 28, 2004, with respect to the consolidated financial statements of Thrivent Financial for Lutherans and (2) dated March 19, 2004, with respect to the financial statements of Thrivent Variable Life Account I in Post-Effective Amendment No. 1 to the Registration Statement on Form N-6 and related Prospectus of Thrivent Variable Life Account I.


/s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
April 19, 2004